031912

TB

# TOWER
## —BANCORP, INC.—

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

CUSIP 891709 10 7
SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE PER SHARE, OF

**Tower Bancorp Inc.**

(the "Corporation"), transferable only on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney, upon surrender of this Certificate, properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

SECRETARY

TOWER BANCORP INC. CORPORATE SEAL PENNSYLVANIA 1983

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER CO.
(CRANFORD, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

The securities represented by this Certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation, as from time to time amended, restated or supplemented (copies of which are on file at the principal executive offices of the Corporation) to all of which the holder, by acceptance hereof, assents.

The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the powers, designations, voting rights, preferences, limitations, and special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of any such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the Board of Directors to designate the same with respect to other series. Such request may be made to the Secretary of the Corporation.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-__________Custodian__________
(Cust) (Minor)
under Uniform Gifts to Minors
Act__________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____________________________________________________

____________________________________________________

________________________________________________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint

________________________________________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated______________________________

________________________________________

**NOTICE:** THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: ________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

**KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.**